Exhibit 10.12

                               PATRICK M. MINIUTTI
                      SEPARATION AND SETTLEMENT AGREEMENT
                               AND GENERAL RELEASE

         This Separation and Settlement Agreement and General Release (the "Agreement") is made as of the 30th day of March 2001, by and between Patrick M. Miniutti (the "Employee") and Konover Property Trust, Inc. (the "Company") concerning the Employee's termination of employment with the Company.

         WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated as of March 1, 1997 (the "Employment Agreement"); and

         WHEREAS, the Employee's employment with the Company terminated, effective as of March 6, 2001 (the "Effective Date"); and

         WHEREAS, the Company and the Employee intend that this Agreement shall be in complete settlement of all rights of the Employee under the Employment Agreement, under any other written agreement between the Employee and the Company, or otherwise relating to his employment by the Company and its affiliates; and

         WHEREAS, the terms of this Agreement have been approved by the Board of Directors and the Compensation Committee of the Company;

         NOW THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Employee agree as follows:

         1. The Employee's employment with the Company terminated as of the close of business on the Effective Date; provided, however, that his salary and benefits shall be continued through April 15, 2001.

         2. The Employee hereby resigns as a Director and officer of the Company and from all other positions with the Company and all of its subsidiaries and related entities effective as of the close of business on the Effective Date.

         3. The Employee shall be entitled to a severance benefit consisting of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Cash Severance Benefit") plus forgiveness (the "Loan Forgiveness") of the outstanding balance, including accrued interest, on the Employee's promissory note to the Company, dated June 12, 1998, in the original principal amount of One Hundred and Twenty-Five Thousand Dollars ($125,000). The Cash Severance Benefit shall be reduced by the tax withholding applicable to the Loan Forgiveness. Provided that this Agreement has become final and binding in accordance with paragraph 18 below, payment of the Cash Severance Benefit after reduction in accordance with the preceding sentence (the "Net Severance Amount") will be made by wire transfer in five equal monthly installments, as of the last business day of each month commencing on April 30, 2001, and ending on August 31, 2001. Each such installment payment of the Net Severance Amount shall be subject to applicable

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                  tax withholding. All installments shall accelerate and be
                  immediately due and payable in the event of a sale of 50% or more of the Company's voting securities or a liquidation or winding-up of the Company (an "Acceleration Event"). All wire transfers under this Agreement shall be pursuant to the instructions that are attached hereto unless directed otherwise by the Employee in writing addressed to the Company's general counsel.

         4. The payment of Employee's salary and benefits through April 15, 2001 shall be inclusive of all accrued vacation and Employee shall be entitled to no additional vacation pay.

         5. The Company shall issue and deliver to the Employee Two Hundred and Fifty-Nine Thousand Five Hundred and Forty-Five (259,545) shares of common stock on or before April 1, 2002 or, if earlier, an Acceleration Event, or the date on which the Employee makes a cash payment to the Company in an amount equal to the Company's tax withholding obligations on the shares. Unless the Employee makes a cash payment to the Company to cover the applicable tax withholding on such shares, the Company may reduce the number of shares to be delivered to cover its tax withholding obligations. The Employee shall be entitled to dividend equivalent payments with respect to such shares for any dividend record date which occurs after the date hereof and prior to issuance and delivery of the shares to Employee. Such shares shall be in full satisfaction of all rights of the Employee under all outstanding restricted stock awards and repurchase rights issued with respect thereto. All other rights, including dividend equivalent rights, which the Employee may otherwise have with respect to restricted stock, stock options and repurchase rights are hereby forfeited as of the Effective Date.

         6. The Company shall pay the Employee's COBRA premium with respect to medical and hospitalization insurance from the date hereof through the end of COBRA coverage; provided, however, that if the Company changes to a self-insured arrangement for medical benefits during the COBRA period, in lieu of paying the Employee's remaining COBRA premium, it will make a lump sum payment to the Employee in an amount equal to the aggregate COBRA premium anticipated for the remainder of the COBRA period.

         7. The Employee agrees that no additional payments are due from the Company on any basis whatsoever other than reimbursements in accordance with the Company's policies for ordinary and reasonable expenses incurred on or before the Effective Date and submitted to the Company prior to the date hereof. The preceding sentence shall not limit any payments which the Employee is entitled to as a shareholder of the Company.

         8. The Employee agrees to cooperate with the Company and its affiliates in the defense of any claims that may be made against the Company and its affiliates relating to the period in which he was employed by the Company (the "Employment Period"), and will cooperate with the Company and its affiliates in the prosecution of any such claims that may be made by the Company or any affiliate. The Employee expressly agrees to cooperate with the Company in the pursuit or defense of any claims against or by any other employees, or former

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                  employees, of the Company regarding their employment or
                  termination of employment with the Company during the Employment Period. The Employee agrees, unless precluded by law, to promptly inform the Company if he is asked to participate (or otherwise become involved) in any claims that may be filed against the Company or any affiliate relating to the Employment Period. The Employee also agrees, unless precluded by law, to promptly inform the Company if he is asked to assist in any investigation (whether governmental or private) of the Company or any affiliate (or their actions) relating to the Employment Period, regardless of whether a lawsuit has then been filed against the Company or any affiliate with respect to such investigation. Promptly upon the receipt of the Employee's written request, the Company agrees to reimburse the Employee for all reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. The Company further agrees to attempt in good faith to accommodate the Employee's schedule with respect to such cooperation. This paragraph 8 shall not apply to any action in which the Employee has an interest which is adverse to the Company, and shall not preclude the Employee from responding to an inquiry in an honest manner.

         9. The Employee agrees that on and after the date of this Agreement, he will not make any statement that disparages the Company or its subsidiaries or affiliates or its shareholders or their affiliates or any of their officers, directors or employees and the Company agrees not to make any statement which disparages the Employee; provided that the provisions of this paragraph 9 shall not apply to testimony as a witness, any disclosure required to be made by the Company, compliance with other legal obligations, the assertion of or defense against any claim of breach of this Agreement or the Employee's statements or disclosures to officers or directors of the Company, and shall not require either party to make false statements or disclosures.

         10. The Employee agrees that, except as may be required by the lawful order of a court or agency of competent jurisdiction, the Employee will keep the terms of this Agreement secret and confidential until such time as the Company discloses the Agreement pursuant to the requirements of applicable law. Notwithstanding the foregoing provisions of this paragraph, the Employee may disclose the contents of this Agreement to his attorneys, accountants and financial advisors, and his immediate family provided that the Employee takes steps that are reasonably calculated to assure that such persons do not further disclose the terms of this Agreement.

         11. The Employee agrees to assign or cause to be assigned all interests held by the Employee or any person or entity affiliated with the Employee in Sunset KPT Investment, Inc. to one or more employees of the Company as designated by the Company's Board of Directors in consideration for Seven Thousand Five Hundred Dollars ($7,500) and to execute such documents as the Company may reasonably require in connection therewith, provided that the Employee receives such consideration on or before April 30, 2001. The Company agrees to transfer to the Employee one of its corporate memberships at MacGregor Downs Country Club for no additional consideration on or before the date on which this Agreement becomes final and binding pursuant to paragraph 18 below.

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         12.      The Company hereby releases the Employee from the restrictions set forth in subparagraph 6(a)(i) of the Employment Agreement (relating to noncompetition). Subject to the preceding sentence, the Employee expressly acknowledges and agrees that the Employee will continue to remain subject to the Covenants and Confidential Information provisions of paragraph 6 of the Employment Agreement, and further agrees that obligations under such provisions are not limited in any way by this Agreement or termination from employment with the Company. The Employee agrees to promptly, but in no event later than the date on which this Agreement becomes final and binding in accordance with paragraph 18, return all records, manuals, correspondence, notes, financial statements, computer printouts and other documents and recorded material of every nature (including copies thereof) that may be in the Employee's possession or control dealing with Confidential Information, as defined in the Employment Agreement, and all other property of the Company in accordance with reasonable procedures to be agreed to between the Employee and the Company's general counsel. The Employee further agrees that until September 1, 2001, he will not, without the consent of the chief executive officer of the Company, which shall not be unreasonably withheld, employ or solicit or attempt to solicit for employment with or on behalf of any entity any employee of the Company or any person who is employed by the Company on the date hereof unless such person is involuntarily terminated from employment by the Company.

         13. Any payments under this Agreement, or other amounts under this Agreement which are required to be treated as compensation, shall be subject to applicable tax withholding and payroll deductions at the lowest applicable statutory rates.

         14. The Employee knowingly and voluntarily releases and forever discharges the Company, its representatives, successors, assigns, subsidiaries, parents, and shareholders and all of their affiliates, directors, officers, employees, venture capital investors, agents, and all trustees, administrators and fiduciaries under any Company benefit plan (the "Company Parties"), of and from any and all claims, known and unknown, which the Employee, the Employee's family, heirs, executors, administrators, successors, and assigns (the "Employee Parties") ever had, now have or may have as of the date of execution of this Agreement, for, upon, or by reason of any matter, cause or thing whatsoever including, but not limited to, any alleged violation of:(a) the Age Discrimination in Employment Act of 1967, as amended; (b) Title VII of the Civil Rights Act of 1964, as amended; (c) The Civil Rights Act of 1991; (d) Sections 1981 through 1988 of Title 42 of the United States Code, as amended; (e) the Employee Retirement Income Security Act of 1974, as amended; (f) The Immigration Reform Control Act, as amended; (g) The Americans with Disabilities Act of 1990, as amended; (h) The National Labor Relations Act, as amended; (i) The Fair Labor Standards Act, as amended; (j) The Occupational Safety and Health Act, as amended; (k) The Family and Medical Leave Act of 1993; (l) any state anti-discrimination law; (m) any state wage and hour law; (n) any other local, state or federal law, regulation or ordinance; (o) any public policy, contract, tort, or common law; (p) the Employment Agreement; or (q) any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters. Notwithstanding, the

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                  foregoing, the Employee shall continue to be entitled to
                  indemnification in accordance with the Company's Articles of Incorporation and By-Laws. Nothing herein shall limit the payments to which the Employee is entitled as a shareholder of the Company. Notwithstanding anything herein to the contrary, the parties acknowledge that the Employee believes in good faith that he is entitled, upon his termination of employment, to monies and other consideration substantially in excess of the monies and consideration agreed upon in this Agreement and that the latter represents a settlement of claims which the Employee is only willing to make on the express condition that the payments set forth in this Agreement are fully and timely made. In view of the preceding sentence, the parties agree that if the Company fails to timely pay the amounts due under the terms of this Agreement as of the date on which they become due and such failure continues for five (5) business days after delivery of written notices (the "Default Notices") from Employee to the Company's chief executive officer and its general counsel (which notices shall be delivered pursuant to paragraph 23 below), each such payment shall be increased with interest from the fifteenth day after the default at the rate of 12% per annum, and all other payments to which the Employee is entitled under this Agreement shall be immediately due and payable.

         15. The Company hereby releases the Employee Parties from any and all claims known or unknown which the Company ever had, now have or may have as of the date of execution of this Agreement
                  (a) for, upon or by reason of any stock option, restricted stock repurchase right or dividend equivalents awarded to the Employee or (b), other than any claim relating to or arising out of the Employee's actions which are determined pursuant to a final judicial determination to constitute fraud or criminal activity, for, upon or by reason of any other matter, cause or thing whatsoever including, without limitation, any claim arising out of his employment with the Company or its subsidiaries. The Company agrees that the payments to which the Employee is entitled under this Agreement shall not be subject to any offset or defenses arising out of any obligations of the Employee to the Company or out of any claims by the Company against the Employee and that the Company shall not invoke any defenses in the event of litigation by the Employee to enforce the obligation to make such payments in full and shall not bring any declaratory or other action with respect to such payments.

         16. The Employee agrees to cooperate in good faith with the general counsel of the Company for the purpose of determining whether there is any material agreement between the Company and any third party relating to any financing, sale, acquisition, or transfer of the capital stock of or assets of the Company, or any other agreement imposing material liability on the Company, of which the general counsel is not otherwise aware and as to which the Employee represented or purported to represent the Company in negotiating the terms of the agreement or was otherwise aware of the existence of such agreement.

         17. The Employee acknowledges that he was given twenty-one (21) days to consider this Agreement, to consult with an attorney and to decide whether or not to sign the Agreement.

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         18.      For a period of up to and including seven (7) days after the date the Employee signs this Agreement the Employee may revoke it entirely. No rights or obligations contained in this Agreement shall become enforceable before the end of the 7-day revocation period, at which time the Agreement shall become final and binding.

         19. This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

         20. THE EMPLOYEE HAS BEEN ADVISED TO CONSIDER THIS AGREEMENT AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT. HAVING ELECTED TO EXECUTE THIS AGREEMENT, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH ABOVE, THE EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, DOES VOLUNTARILY ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS THE EMPLOYEE AND EMPLOYEE PARTIES MAY HAVE AGAINST THE COMPANY AS PROVIDED IN SECTION 14.

         21. This Agreement shall be construed in accordance with the laws of the State of North Carolina, without regard to the conflict of law provisions of any state.

         22. This Agreement reflects the entire agreement between the Employee and the Company and, except as specifically provided herein, supersedes all prior agreements and understandings, written or oral relating to the subject matter hereof, it being acknowledged, however, that the Employee shall continue to have rights under the Exchange Agreement as modified hereby.

         23. Any notice pertaining to this Agreement shall be in writing and shall be deemed to have been effectively given on the earliest of (a) when received, (b) upon personal delivery to the party notified, (c) one business day after delivery via facsimile with electronic confirmation of successful transmission, (d) one business day after delivery via an overnight courier service or (e) three days after deposit with the United Postal Service, and addressed as follows to the Employee at:

                  108 Highcrest Court
                  Holly Springs, NC  27540

                  With a copy to:

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                  William A. Newman, Esq.
                  McGuireWoods LLP
                  9 W. 57th Street - Suite 1620
                  New York, New York  10019
                  Fax:  (212) 548-2150

                  to the Company at:

                  Chief Executive Officer
                  Konover Property Trust
                  3434 Kildaire Farm Road, Suite 200
                  Raleigh, NC  27606
                  Fax:  (919) 372-3250

                  with a copy to:

                  General Counsel
                  Konover Property Trust
                  3434 Kildaire Farm Road, Suite 200
                  Raleigh, NC  27606
                  Fax:  (919) 372-3259

         24. This Agreement may not be modified or amended except by a writing signed by the parties to this Agreement.

         25. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile shall be deemed an original executed counterpart.

                                  * * * * * **

         IN WITNESS WHEREOF, this Separation Agreement and General Release has been duly executed as of the Effective Date.


__________________________                  Date:  March ___, 2001
Patrick M. Miniutti


Konover Property Trust, Inc.


______________________________              Date:  March ___, 2001
By:
Title:

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